EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 31, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (August 2010 – July 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.2%	2.3%	-5.0%	7.5%	-3.9%	-2.1%	1.2%	-2.1%	9.9%	-28.6%	-0.2	-0.3
B**	0.2%	2.3%	-5.4%	6.8%	-4.5%	-2.7%	0.5%	-2.7%	10.0%	-29.9%	-0.2	-0.4
Legacy 1***	0.3%	2.5%	-3.8%	9.4%	-1.9%	-0.1%	N/A	-0.1%	9.8%	-23.7%	0.0	0.0
Legacy 2***	0.3%	2.5%	-3.9%	9.4%	-2.1%	-0.4%	N/A	-0.4%	9.8%	-24.4%	0.0	-0.1
Global 1***	0.3%	2.5%	-3.7%	10.0%	-1.4%	-0.3%	N/A	-0.3%	9.4%	-21.9%	0.0	0.0
Global 2***	0.3%	2.5%	-3.8%	9.9%	-1.6%	-0.6%	N/A	-0.6%	9.4%	-22.4%	0.0	-0.1
Global 3***	0.3%	2.3%	-4.7%	8.2%	-3.2%	-2.2%	N/A	-2.2%	9.4%	-26.2%	-0.2	-0.3

S&P 500 Total Return Index****	1.2%	2.1%	3.4%	11.2%	17.6%	16.2%	7.7%	16.2%	11.7%	-16.3%	1.3	2.5
Barclays Capital U.S. Long Gov Index****	0.8%	3.4%	-1.3%	9.2%	1.3%	6.9%	6.8%	6.9%	12.0%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	34%					34%
Energy	11%	Short	Crude Oil	4.4%	Short	11%	Short	Crude Oil	4.4%	Short
			Brent Crude Oil	2.6%	Short			Brent Crude Oil	2.6%	Short
Grains/Foods	7%	Short	Coffee	1.2%	Short	7%	Short	Coffee	1.2%	Short
			Sugar	0.9%	Short			Sugar	0.9%	Short
Metals	16%	Short	Gold	6.6%	Short	16%	Short	Gold	6.6%	Short
			Silver	2.8%	Short			Silver	2.8%	Short
FINANCIALS	66%					66%
Currencies	24%	Long $	Canadian Dollar	3.4%	Short	24%	Long $	Canadian Dollar	3.4%	Short
			Japanese Yen	2.6%	Short			Japanese Yen	2.6%	Short
Equities	22%	Long	S&P 500	3.8%	Long	22%	Long	S&P 500	3.9%	Long
			Nasdaq	2.7%	Long			Nasdaq	2.7%	Long
Fixed Income	20%	Long	U.S. 10-Year Treasury Notes	2.6%	Long	20%	Long	U.S. 10-Year Treasury Notes	2.6%	Long
			Eurodollars	2.2%	Long			Eurodollars	2.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell over 2% as global production continued to exceed demand.  Natural gas prices fell to a 3-week low after forecasts for cooler weather in the U.S. indicated a continuation of reduced demand.

Grains/Foods
Corn markets declined sharply as favorable growing conditions in the Midwest would likely lead to excessive supplies.  Soybean prices also moved lower after China cancelled a large grains order.  Coffee markets rose because of strength in the Brazilian real.

Metals
Precious metals prices strengthened following increased demand for safe-haven assets caused by the sharp selloff in the Chinese equity markets.  Conversely, copper prices declined because of speculation ongoing weakness in China will continue to weigh on industrial demand.

Currencies
The U.S. dollar rallied against counterparts as bullish economic data fueled speculation for a September 2015 interest rate hike.  Similarly, the British pound also moved higher after strong U.K. growth data supported predictions the Bank of England will soon move to raise interest rates as well.  The Canadian dollar fell as a result of weakness in the commodity markets.

Equities
U.S. equity markets moved modestly higher, supported by strong U.S. economic growth.  Eurozone equity markets finished lower following  a selloff triggered by a severe downturn in the Chinese equity markets.  Japanese share markets rose and were driven by bullish corporate earnings and weakness in the yen.

Fixed Income
U.S. and European fixed-income markets increased due to concerns surrounding the economic situation in China.   Debt markets were also buoyed by weaker-than-expected job wage data released later in the week.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.